230 Marcus Boulevard • P.O. Box 18050 • Hauppauge, NY 11788 • (631) 273-0900

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 14, 2008 _________________________

To the Stockholders of UNITED-GUARDIAN, INC.:

     You are hereby notified that the annual meeting of the stockholders of UNITED-GUARDIAN, INC., a Delaware corporation (the "Company"), will be held at the Sheraton Long Island Hotel, 110 Vanderbilt Motor Parkway, Smithtown, NY 11788 on Wednesday, May 14, 2008 at 10:00 A.M. local time, for the following purposes:

     1. To elect eight (8) directors to serve until the next annual meeting of the stockholders and until their respective successors are elected and qualified;

     2. To ratify the selection by the Company of Eisner LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2008; and

     3. To transact such other matters as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on March 28, 2008 are entitled to notice of and to vote at the meeting.

By order of the Board of Directors Robert S. Rubinger, Secretary

Dated: April 15, 2008

RETURN OF PROXIES
A Proxy and Business Reply Envelope are enclosed for your use, if you do not plan to attend the Annual Meeting in person. We urge each stockholder who is unable to attend the Annual Meeting to vote promptly by signing and returning his or her proxy, regardless of the number of shares held.

230 Marcus Boulevard • P.O. Box 18050 • Hauppauge, NY 11788 • (631) 273-0900

Proxy Statement

     The enclosed proxy is solicited by the Board of Directors of UNITED-GUARDIAN, INC. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 A.M., local time, on Wednesday, May 14, 2008, at the Sheraton Long Island Hotel, 110 Vanderbilt Motor Parkway, Smithtown, NY 11788, and at any adjournments thereof. A proxy granted hereunder is revocable at any time before it is voted by (a) a duly executed proxy bearing a later date, (b) written notice to the Secretary of the Company received by the Company at any time before such proxy is voted at the Annual Meeting, or (c) attendance at the Annual Meeting and voting in person.

     It is anticipated that the mailing of this Proxy Statement and the accompanying Proxy to stockholders will commence on or about April 15, 2008.

SOLICITATION OF PROXIES

     The persons named as proxies are Kenneth H. Globus and Robert S. Rubinger.

     All shares represented by properly executed, unrevoked proxies received in proper form and in time for use at the Annual Meeting will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted in favor of the nominees to the Board of Directors listed in this Proxy Statement and in favor of the ratification of Eisner LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2008.

     The cost of preparing, assembling and mailing the Notice of Annual Meeting, Proxy Statement, proxy card and any other materials enclosed, will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers and employees of the Company may solicit proxies by telephone, facsimile, or personal interview. They will not receive additional compensation for their effort. The Company will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials to the beneficial owners of stock held of record by such persons, and will reimburse such persons for their expenses in forwarding soliciting material. The Company does not anticipate paying any compensation to any other party for the solicitation of proxies.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

Outstanding Shares and Voting Rights

     Only holders of record of the Company's Common Stock, par value $.10 per share ("Common Stock"), at the close of business on March 28, 2008, will be entitled to notice of and to vote at the Annual Meeting. On March 28, 2008, there were 4,946,439 shares of Common Stock outstanding. Each outstanding share of Common Stock is entitled to one vote on all matters submitted to a vote at the Annual Meeting, which vote may be given in person or by proxy. There are no cumulative voting rights.

     The eight (8) nominees for director receiving the greatest number of votes cast by the holders of Common Stock will be elected directors.

     The affirmative vote of the holders of a majority of shares of Common Stock present, in person or by proxy, and eligible to vote at the Annual Meeting is necessary for the approval of the proposal to ratify the selection by the Company of Eisner LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2008.

     Under Delaware law, shares as to which a stockholder abstains or withholds authority to vote and shares as to which a broker indicates that it does not have discretionary authority to vote ("broker non-votes") will be treated as present at the Annual Meeting for the purposes of determining a quorum. Proxies marked "Withhold Authority" with respect to the election of one or more directors will not be counted in determining who the eight persons are who received the greatest number of votes in the election of directors. Proxies marked "Abstain" with respect to the ratification of the selection of Eisner LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2008, will have the effect of a vote against ratification.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED. IF NO DIRECTION IS GIVEN IN A PROXY, SHARES REPRESENTED BY SUCH PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES NAMED.

Security Ownership of Certain Beneficial Owners

The following table sets forth the shares of the Company's Common Stock, par value $.10 per share (the only class of stock issued and outstanding), owned beneficially by each person who, as of March 3, 2008, is known by the Company to have owned beneficially more than 5% of the outstanding Common Stock.

Name and Address of	Amount and Nature of
Beneficial Owner	Beneficial Ownership		Percent of Class

Dr. Alfred R. Globus	1,250,484	(1)	25.2%
26-53 210th Street
Bayside, NY 11360

Kenneth H. Globus	821,553	(2)	16.6%
19 McCulloch Dr.
Dix Hills, NY 11746

Dr. Betsee Parker	556,339	(3)	11.2%
P.O. Box 2198
Middleburg, VA 20118

(1)	Includes 1,206,240 shares held directly and 44,244 shares held beneficially as follows: 14,966 shares owned by the Foundation for Science and Theology Inc. of which Dr. Globus is President and Director; 28,500 shares held by his wife; 658 shares controlled as Executor of the estate of Florence Globus; and 120 shares held as legal guardian for his son.

(2)	Includes 522,053 shares held directly and 299,500 shares held beneficially as follows: 233,500 as Trustee; and 66,000 held by his wife.

(3)	These shares were formerly owned by her deceased husband, Mr. Irwin Uran. Since Mr. Uran’s death in June 2007, the Company has been advised by his widow, Dr. Betsee Parker, that she is the beneficial owner of such shares.

Security Ownership of Management

The following information is furnished with respect to ownership of shares of Common Stock, par value $.10 per share, as of March 3, 2008, by each Director and by all Directors and Officers of the Company as a group (12 persons). Ownership of shares by the persons named below includes sole voting and investment power held by such persons.

	Amount and Nature of			Percent
Name of Beneficial Owner	Beneficial Ownership			of Class
Dr. Alfred R. Globus	1,250,484		(1)	25.2%
Henry P. Globus	940			*
Robert S. Rubinger	5,137			*
Kenneth H. Globus	821,553		(2)	16.6%
Lawrence F. Maietta	4,000			*
Arthur M. Dresner	9,000			*
Andrew A. Boccone	0			*
Christopher W. Nolan, Sr.	0			*
All Officers and Directors as a group (12 persons)	2,110,804	(1)	(2)	42.7%

* Less than one percent (1%)

(1)	Includes 1,206,240 shares held directly and 44,244 shares held beneficially as follows: 14,966 shares owned by the Foundation for Science and Theology Inc. of which Dr. Globus is President and Director; 28,500 shares held by his wife; 658 shares controlled as Executor of the estate of Florence Globus; and 120 shares held as legal guardian for his son.

(2)	Includes 522,053 shares held directly and 299,500 shares held beneficially as follows: 233,500 as Trustee; and 66,000 shares held by his wife.

DIRECTORS AND EXECUTIVE OFFICERS

Nominees for Election as Directors

     Eight directors are to be elected to serve until the next Annual Meeting of Stockholders and until their successors have been elected and qualified. Set forth in the table below are the names of all persons nominated for election as directors by a majority of the Company’s independent directors, the principal occupation or employment of each nominee for the past five years, his present positions with the Company, and the year he was first elected a director.

Name and Position with the Company	Age	Principal Occupation During the Past Five Years	Year First Elected a Director
Dr. Alfred R. Globus	87	Chairman of the Board and Director of Research of the	1942
Chairman of the Board of Directors and		Company since 1942. From 1988 to December 2006 Chief
Director of Research		Executive Officer, and from 1942 to 1988 President of the
		Company.

Henry P. Globus	85	From July 1988 to date, business consultant to the	1947
Director		Company. For more than 5 years prior thereto, Executive
		Vice President of the Company.

Robert S. Rubinger	65	From July 1988 to date, Executive Vice President and	1982
Executive Vice President, Secretary, Chief		Secretary of the Company. Treasurer of the Company from
Financial Officer and Director		May 1994 to May 2004, and Chief Financial Officer from
		December 2006 to date.

Kenneth H. Globus	56	From July 1988 to date, President and General Counsel of	1984
President, General Counsel, and Director		the Company. Chief Financial Officer from November 1997
		to December 2006.

Lawrence F. Maietta	50	Partner in the accounting firm of Bonamassa, Maietta &	1994
Director		Cartelli, LLP, Brooklyn, NY, since October 1991. Controller
		of the Company from October 1991 to November 1997.

Arthur M. Dresner	66	Counsel to the law firm of Duane Morris LLP, New York, NY,	1997
Director		since August 2007. From 1998 to 2007 partner and
		previously “Of Counsel” to the law firm of Reed Smith, LLP,
		New York, NY (and its predecessor McAulay, Nissen,
		Goldberg & Kiel LLP). For more than five years prior thereto,
		Vice President in corporate development and general
		management of International Specialty Products, Inc.,
		Wayne, NJ.

Andrew A. Boccone	62	Independent business consultant since 2001. From 1990	2002
Director		until 2001, President of Kline & Company, Inc., Little Falls,
		NJ, an international business consulting and market
		research firm.

Christopher W. Nolan, Sr.	43	Managing Director since March 2006 and Executive Director	2005
Director		from 2002 to 2006 in Mergers and Acquisitions (M&A) for
		Rabobank International, New York, NY. From 2000 to 2002
		V.P. in M&A for Deutsche Bank Securities, Inc., New York,
		NY. From 1992 to 2000, V.P., Corporate Development and
		Investor Relations of International Specialty Products, Inc.,
		Wayne, NJ. Since June 2007, a Director and Audit Committee
		member of Escala Group, Inc., Bethel, CT, a publicly-traded
		global collectibles network.

     Dr. Alfred R. Globus and Henry P. Globus are brothers. Kenneth H. Globus is the son of Henry P. Globus and the nephew of Dr. Alfred R. Globus. There are no other family relationships between any Director and Officer of the Company.

Executive Officers and Significant Employees

Name and Position
with the Company	Age	Principal Occupation During the Past Five Years

Dr. Alfred R. Globus	87	From 1942 to date, Chairman of the Board and Director of Research. From
Chairman of the Board		1988 to December 2006, Chief Executive Officer, and from 1942 to 1988
of Directors and Director		President of the Company.
of Research

Kenneth H. Globus	56	From July 1988 to date, President and General Counsel of the Company.
President, General		Chief Financial Officer from November 1997 to December 2006.
Counsel and Director

Robert S. Rubinger	65	From July 1988 to date, Executive Vice President and Secretary of the
Executive Vice		Company. Treasurer of the Company from May 1994 to May 2004. Chief
President, Secretary,		Financial Officer from December 2006 to date.
Chief Financial Officer
and Director

Charles W. Castanza	75	From March 2000 to date, Senior Vice President of the Company. For more
Senior Vice President		than 5 years prior thereto, Vice President and Operations Manager of
		Chemicals & Pharmaceuticals of the Company. A director of the Company
		from 1982 to 2006.

Joseph J. Vernice	50	From February 1995 to date, Vice President of the Company. Since 1988
Vice President		Manager of Research & Development and since 1991 Director of Technical
		Services of the Company.

Peter A. Hiltunen	49	From July 2002 to date, Vice President of the Company. Since 1982
Vice President		Production Manager of the Company.

Cecile M. Brophy	59	From May 2004 to date, Treasurer of the Company. From November 1997
Controller		to date, Controller of the Company. From May 1994 until November 1997,
		Accounting Manager of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 (the "Act") requires the Company's officers, directors and persons who own more than 10% of a class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based on (i) a review of copies of Forms 3, 4, and 5 and any amendments thereto furnished to the Company during and with respect to the fiscal year ended December 31, 2007 and (ii) any written representations signed by reporting persons that no Form 5 is required, the Company believes that all persons subject to the reporting requirements pursuant to Section 16(a) filed the required reports on a timely basis during and with respect to the fiscal year ended December 31, 2007.

Directors Meetings

     During the fiscal year ended December 31, 2007, the Board of Directors held four meetings. All Directors attended all four meetings.

     The Board of Directors has a separately-designated standing Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, to oversee the accounting and financial reporting processes of the Company and to meet and review with the Company's independent auditors the plan, scope and results of its audits. Members of the Audit Committee are Messrs. Arthur M. Dresner, the Chairman, Andrew A. Boccone, and Christopher W. Nolan, Sr. All of the Audit Committee members are independent as that term is defined in Section 121(A) of the listing standards of the American Stock Exchange (“AMEX”). Under AMEX rules, the Board of Directors is required to make certain findings about the independence and qualifications of the members of the Audit Committee of the Board. In addition to assessing the independence of the members under AMEX rules, the Board also considered the requirements of Section 10A(m)(3) and Rule 10a-3 under the Securities Exchange Act of 1934. As a result of its review, the Board determined that the Audit Committee does not have a financial expert, however, Christopher W. Nolan, Sr., is considered “financially sophisticated” as defined by the AMEX Company Guide, and Lawrence F. Maietta, a Certified Public Accountant and former member of the Audit Committee, acts as an advisor to the Audit Committee. Mr. Maietta is independent as that term is defined by the listing standards of AMEX but is not independent as defined by the Securities Exchange Act of 1934. The reason for the absence of a financial expert is that the Audit Committee did not have one when the requirement became effective, and the Board of Directors determined that the small size of the Company did not justify recruiting one, considering Mr. Maietta's presence as an advisor. There were four meetings of the Audit Committee during the fiscal year ended December 31, 2007. A copy of the Audit Committee Charter is available on the Company's website at www.u-g.com/corporate.

     During the fiscal year ended December 31, 2007, the independent directors of the Company, Messrs. Lawrence F. Maietta, Arthur M. Dresner, Andrew A. Boccone, and Christopher W. Nolan, Sr., held one meeting in executive session without the presence of non-independent directors and management in accordance with Section 802(b) of the AMEX Company Guide. All of the independent directors were present at the meeting. No fee was paid to such directors for this meeting.

     The Board of Directors has a Stock Option Committee which meets periodically to grant options under the 2004 Stock Option Plan. The committee consists of two directors. There were no Stock Option Committee meetings during the fiscal year ended December 31, 2007.

     The Board of Directors has a Compensation Committee which was formed in 1999 for the purpose of recommending to the Board the compensation for corporate officers for the ensuing year. Members of the Compensation Committee are Messrs. Lawrence F. Maietta, Arthur M. Dresner, and Andrew A. Boccone. Kenneth H. Globus acts as advisor to the Committee representing management. The Committee held one meeting in 2007. The Compensation Committee does not have a charter.

     The Compensation Committee targets a total dollar amount to be allocated in the form of bonuses to all employees for the year, based upon performance reviews. It also sets the specific bonus to be paid to each officer and key employee. These bonuses are not added to the salary of each employee. They are paid as a one-time cash bonus in July of each year. In addition, the Committee recommends the amount of any cost of living increase for all employees based upon U.S. Department of Labor statistics for the prior year.

     The Compensation Committee does not set compensation of Directors. Instead, the full Board of Directors acts on recommendations made by the independent directors. In its review of compensation of Directors the Board considers various factors, such as compensation of Directors in other public companies of a similar size, the time spent by Board and Committee members in their service to the Company, and recent changes that may result in an increase or decrease in the responsibilities or time commitment of a Board and Committee member.

     The Board does not have a Nominating Committee. The full Board of Directors fulfills the role of a nominating committee. Final selections are made by a majority of the independent directors. Dr. Alfred R. Globus, Kenneth H. Globus, Robert S. Rubinger, and Henry P. Globus are not independent as that term is defined by the listing standards of the AMEX. It is the position of the Board that it is appropriate for the Company not to have a separate nominating committee because the size, composition and collective independence of the Board enables it to adequately fulfill the functions of a standing committee. The AMEX does not require the Company to have a separate nominating committee but does require that Board nominees be selected by either a nominating committee composed solely of independent directors or by a majority of the independent directors.

     The Board identifies director candidates through a combination of referrals, including by management, existing Board members, and stockholders. Once a candidate has been identified, the Board reviews the individuals experience and background, and may discuss the proposed nominee with the source of the recommendation. If the independent directors believe it to be appropriate, such directors may meet with the proposed nominee before making a final determination whether to include the proposed nominee as a member of management's slate of director nominees submitted to the stockholders for election to the Board. The Board will evaluate stockholder-nominated candidates under the same criteria as director-nominated candidates. Stockholders wishing to refer director candidates to the Board should do so in writing and they should be delivered to the Board c/o Corporate Secretary, United-Guardian, Inc., P.O. Box 18050, Hauppauge, NY 11788. The Board of Directors has adopted a corporate resolution with regard to the nominating process as discussed above. The Board has no charter for the nominating process.

     In 2007 all eight Directors attended the Annual Meeting of stockholders.

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors is comprised of three directors: Arthur M. Dresner, Andrew A. Boccone, and Christopher W. Nolan, Sr. All of the Audit Committee members are independent as that term is defined in Section 121(A) of the listing standards of the American Stock Exchange.

     The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company’s consolidated financial report, its internal financial and accounting controls, and its auditing, accounting and financial reporting processes generally.

     In discharging its oversight responsibilities regarding the audit process, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2007, with Company management and Eisner LLP ("Eisner"), the independent auditors. The Audit Committee received the written disclosures and the letter from Eisner required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board, discussed with Eisner any relationships which might impair that firm's independence from management and the Company and satisfied itself as to the auditors' independence. The Audit Committee reviewed and discussed with Eisner all communications required by generally accepted auditing standards, including Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended.

     Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements for the year ended December 31, 2007, be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the Securities and Exchange Commission.

/s/ Arthur M. Dresner /s/ Andrew A. Boccone /s/ Christopher W. Nolan, Sr.

     The foregoing Audit Committee Report shall not be deemed "filed" with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees

     The aggregate fees that were billed by Eisner LLP to the Company for the review and audit of the Company's financial statements for FY-2007, including its quarterly reports on Form 10-QSB and its annual report on Form 10-K, were approximately $89,200 (including out of pocket expenses). The aggregate fees billed by Eisner LLP to the Company for the review and audit of the Company's quarterly and annual financial statements for FY-2006 were approximately $69,400 (including out of pocket expenses).

Audit-Related Fees

     During FY-2007 Eisner LLP billed the Company $10,000 related to the Company's compliance with Section 404 of the Sarbanes-Oxley Act (“SOX”). During FY-2006 there were no amounts billed by Eisner LLP related to the Company's compliance with SOX.

Tax Fees

     There were no other fees billed by Eisner LLP during the last two fiscal years for professional services rendered for tax compliance, tax advice, or tax planning.

All Other Fees

     In FY-2007 Eisner LLP billed the Company a total of $4,500 for non-audit related fees. In FY-2006 there were no non-audit related fees billed by Eisner LLP. No other fees were billed by Eisner LLP during the last two fiscal years that were reasonably related to the performance of the audit or review of the Company's financial statements and not reported under “Audit Fees” above.

Pre-approval Policies for Audit Services

     Engagement of accounting services by the Company is not made pursuant to any pre-approval policies or procedures. Rather, the Company believes that its accounting firm is independent. Accordingly, for the foregoing reason, all accounting firm engagements by the Company are approved by the Company's Audit Committee prior to any such engagement.

     The Audit Committee of the Company's Board of Directors meets periodically to review and approve the scope of the services to be provided to the Company by its independent accountant, as well as to review and discuss any issues that may arise during an engagement. The Audit Committee is responsible for the prior approval of every engagement of the Company's independent auditors to perform audit and permissible non-audit services for the Company (such as quarterly reviews, tax matters, consultation on new accounting and disclosure standards and, in future years, reporting on management's internal controls assessment.)

     Before the auditors are engaged to provide those services, the chief financial officer and the controller will make a recommendation to the Audit Committee regarding each of the services to be performed, including the fees to be charged for such services. At the request of the Audit Committee the independent auditors and/or management shall periodically report to the Audit Committee regarding the extent of services being provided by the independent auditors, and the fees for the services performed to date.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth for the years ended December 31, 2006 and December 31, 2007 certain information concerning the compensation paid or accrued to the Company's named executive officers:

						Nonequity Nonqualified
						incentive	deferred
						plan	compen-	All other
				Stock	Option	compen-	sation	compen-
Name and principal position	Year	Salary	Bonus	awards	awards	sation	earnings	sation*		Total
		($)	($)	($)	($)	($)	($)	($)		($)

Alfred R. Globus	2006	138,189	7,000	-	-	-	-	-		145,189
Chairman of the Board	2007	150,068	8,000	-	-	-	-	-		158,068

Kenneth H. Globus	2006	218,248	53,000	-	-	-	-	7,536	*	278,784
President (Principal Executive Officer)	2007	225,297	58,000	-	-	-	-	6.897	*	290,194

Robert S. Rubinger	2006	143,675	12,750	-	-	-	-	4,517	*	160,962
Executive Vice President and Chief	2007	156,609	14,000	-	-	-	-	4,980	*	175,589
Financial Officer

*	In 2006 and 2007 under its 401(k) Plan for all of its employees, the Company made a contribution of up to 3% of each employee's pay for an employee's elective deferral of 6% of pay. These amounts represent the Company's contribution for the year.

Pension Plan

     The Company previously sponsored a defined benefit Pension Plan for all of its full time employees. The Plan provided for a maximum benefit at age 65 based on 1% of pay (the 5 consecutive years in the last ten years of service which give the highest average pay) times years of service to a maximum of 30% of pay for 30 years of service. Vesting began at 20% after 3 years of service and increased 20% per year to 100% vesting after 7 years of service. On December 31, 2007, the Company “froze” this plan thereby stopping any benefits from accruing beyond that date. The Company intends to terminate the Pension Plan within the next year, and has replaced it with a qualified retirement plan that supplements the existing 401(K) Plan with additional Company contributions and adds a discretionary Company contribution to each employee's account based on a formula.

     AII of the persons named in the Summary Compensation Table above participated in the Pension Plan and are 100% vested. Kenneth H. Globus has over 24 years of credited service and Alfred R. Globus and

Robert S. Rubinger have over 30 years of credited service (the maximum under the Plan). Alfred R. Globus is over age 65 and has received his primary benefit under the Plan. Robert S. Rubinger was age 65 in 2007 and received a payment equal to twelve monthly payments of his retirement benefit in 2007. All employees accrued additional benefits during their employment after age 65 until December 31, 2007, when the plan was frozen and all benefits stopped accruing.

Stock Options

     During the fiscal year ended December 31, 2007 the Company did not grant any options to purchase Common Stock under the 2004 Stock Option Plan. In addition, there were no stock options exercised during the fiscal year ended December 31, 2007, nor are there any outstanding options held by the persons named in the Summary Compensation Table above, as of December 31, 2007.

Director Compensation Table

     Effective October 1, 2006, the Board of Directors adopted revised director fees. Directors who are not employees of the Company each receive an annual retainer of $8,000 (paid quarterly) and a fee of $1,500 for each meeting attended. Directors who are employees of the Company receive no separate compensation for their service as directors. Audit Committee members and Mr. Lawrence F. Maietta, as an advisor to the Committee, each receive a fee of $1,250 for the Annual Committee Meeting and $750 for each quarterly meeting. The Audit Committee Chairman, Mr. Arthur M. Dresner, receives an additional $1,250 for the Annual Committee Meeting and an additional $750 for each quarterly meeting. The Committee Secretary, Mr. Andrew A. Boccone, receives an additional $250 for each meeting. Compensation Committee members each receive a fee of $1,000 for each meeting attended. No fees are paid for Stock Option Committee meetings.

     The following table sets forth for the fiscal year ended December 31, 2007 certain information concerning the compensation paid to Directors of the Company who are not named executive officers:

	Fees			Non-Equity	Nonqualified
	earned or			incentive	deferred
	paid in	Stock	Option	plan	compensation	All other
Name	cash	awards	awards	compensation	earnings	compensation		Total
	($)	($)	($)	($)	($)	($)		($)
Henry P. Globus	15,500	-	-	-	-	23,677	(1)	39,177
Lawrence F. Maietta	20,000	-	-	-	-	10,500	(2)	30,500
Arthur M. Dresner	23,500	-	-	-	-	-		23,500
Andrew A. Boccone	21,000	-	-	-	-	-		21,000
Christopher W. Nolan, Sr.	19,000	-	-	-	-	-		19,000

(1)	Consulting fee in accordance with a post-retirement agreement under which Henry P. Globus provides consulting services to the Company related to his prior responsibilities as Executive Vice President. Currently, he receives a fee of $1,778/month, which is adjusted annually based on the cost of living index. In addition, he receives medical and dental benefits equivalent to those provided to officers of the Company.

(2)	Consulting fee paid to Bonamassa, Maietta & Cartelli LLP for reviewing quarterly and annual financial statements and corporate tax returns.

APPOINTMENT OF ACCOUNTANTS

     The firm of Eisner LLP, Independent Registered Public Accounting Firm of New York, N.Y., has been selected by the Audit Committee of the Board of Directors to be the independent accountants of the Company for the fiscal year ending December 31, 2008. The selection of such firm is subject to ratification by the stockholders at the Annual Meeting. Management believes that the firm is well qualified and recommends a vote in favor of the ratification.

     Representatives of Eisner LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF EISNER LLP TO SERVE AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008. PROXIES WILL BE VOTED “FOR” THE RATIFICATION OF THE APPOINTMENT OF EISNER LLP, IF NO DIRECTION IS GIVEN IN THE PROXIES.

ANNUAL REPORT TO STOCKHOLDERS

     The Annual Report to Stockholders for the fiscal year ended December 31, 2007 accompanies this Proxy Statement. The Annual Report contains financial and other information about the Company, but is not incorporated into this Proxy Statement and is not deemed to be a part of the proxy soliciting material.

STOCKHOLDER PROPOSALS

     Proposals of stockholders for possible consideration at the 2009 Annual Meeting (expected to be held in May 2009) must be received by the Secretary of the Company not later than December 15, 2008 to be considered for inclusion in the proxy statement for that meeting, if appropriate for consideration under applicable securities laws. Stockholders who wish to make a proposal at the 2009 Annual Meeting-other than one that will be included in the Company's proxy materials-must notify the Secretary of the Company no later than March 1, 2009. If a stockholder who wishes to present a proposal fails to notify the Company by March 1, 2009, the stockholder would not be entitled to present the proposal at the meeting. If, however, notwithstanding the foregoing procedure, the proposal is brought before the meeting, then under the Securities and Exchange Commission's proxy rules the proxies solicited by management with respect to the 2009 Annual Meeting will confer discretionary voting authority with respect to the stockholder's proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the Securities and Exchange Commission's proxy rules.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

     The Board of Directors has adopted the following procedure for stockholders to send communications to the Board. Stockholders who wish to send communications to directors should refer to the Company's website at: www.u-g.com and direct those communications to Mr. Arthur M. Dresner, Chairman of the Audit Committee, whose email address is posted there. All communications sent to Mr. Dresner but addressed to other Board members will be forwarded to that Board member by Mr. Dresner.

OTHER BUSINESS

     Management of the Company knows of no business other than that referred to in the foregoing Notice of Annual Meeting and Proxy Statement that may come before the Annual Meeting.

By order of the Board of Directors Robert S. Rubinger, Secretary

Dated: April 15, 2008

THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM
10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007, INCLUDING FINANCIAL STATEMENTS
AND FINANCIAL STATEMENT SCHEDULES, BUT EXCLUDING EXHIBITS, TO EACH STOCKHOLDER
WHO REQUESTS THE 10-K IN WRITING ADDRESSED TO: ROBERT S. RUBINGER, CORPORATE
SECRETARY, UNITED-GUARDIAN, INC., P.O. BOX 18050, HAUPPAUGE, NEW YORK 11788.